SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934 (Amendment No. ______)

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Dotronix, Inc.

(Name of Registrant as Specified in Charter)

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DOTRONIX, INC.

1326 Schofield Avenue

Schofield, WI 54476

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD MARCH 29, 2007

To: Shareholders of Dotronix, Inc.

A special meeting of shareholders of Dotronix, Inc., a Minnesota corporation, (the “Company”) will be held on Thursday, March 29, 2007 at 2:00 p.m., local time, at the Community Room, Lincoln Parc, 12100 Singletree Lane, Eden Prairie, MN 55344 for the following purposes:

1.	To consider and vote upon an amendment to the Articles of Incorporation of the Company which will change its name from Dotronix, Inc. to Windenergy America Inc.

2.

To consider and vote upon an amendment to the Articles of Incorporation of the Company which will increase the authorized common shares of the Company from 12,000,000 to 50,000,000 shares of common stock, and also will add a new class of 10,000,000 shares of preferred stock.

The Board of Directors has fixed February 19, 2007 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment thereof. Only shareholders of record at the close of business on this record date are entitled to notice of and to vote at this special meeting.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

By Order of the Board of Directors

Russell Mitchell, Chief Executive Officer

Dated____________, 2007

PRELIMINARY COPY

DOTRONIX, INC.

INFORMATION STATEMENT

This Information Statement is being furnished pursuant to Regulation 14C of the Securities Exchange Act of 1934, as amended, by the Board of Directors of Dotronix, Inc., a Minnesota corporation. This Information Statement is being furnished to our stockholders of record as of February 19, 2007 for the purpose of informing our stockholders in regards to certain proposed amendments to our Articles of Incorporation described in this Information Statement.

On February 12, 2007, our Board of Directors unanimously approved amending our Articles of Incorporation to change our corporate name to Windenergy America Inc., to increase our authorized shares of common stock from 12,000,000 to 50,000,000 shares, and to add a new class of capital stock of 10,000,000 shares of preferred stock. Our Board of Directors also set a date of March 29, 2007 for the date of a special meeting of our shareholders to vote upon these proposed amendments to our Articles of Incorporation, and a notice of this meeting accompanies this Information Statement. The proposed amendments to our Articles of Incorporation are as follows:

Article One – The present Article One of our Articles of Incorporation shall be deleted in whole and replaced by the following amendment:

The name of this corporation is Windenergy America Inc.

Article Five – The present Article Five shall be deleted in whole and replaced by the following amendment:

The capital stock of this corporation shall consist of 60,000,000 shares, which includes 50,000,000 shares of common stock of $0.05 par value per share, and 10,000,000 shares of preferred stock of no par value per share, with the Board of Directors having the discretion to issue preferred shares in one or more series or classes and further in their discretion being able to fix and determine the designations, rights, preferences, voting status, dividends, or other terms of each class or series of preferred stock.

These amendments to the Articles of Incorporation of the Company will become effective upon their being filed with the Secretary of State of Minnesota which we anticipate will occur on or about March 30, 2007, provided that such filing will not occur until 20 days after this Information Statement is first mailed to our stockholders.

The entire cost of furnishing this Information Statement will be borne by our corporation. We will request brokerage houses, nominees, custodians, fiduciaries and similar parties to forward this Information Statement to the beneficial owners of our common stock held of record by them.

Our Board of Directors has fixed the close of business on February 19, 2007 as the record date for the determination of shareholders who are entitled to receive this Information Statement and its accompanying Notice of Special Meeting of Shareholders. There were 9,859,777 shares of our common stock issued and outstanding on such record date. We anticipate that this Information Statement will be mailed on or about March 8, 2007 to all shareholders of record as of the record date.

WE ARE NOT ASKING YOU FOR A PROXY. PLEASE UNDERSTAND THAT

THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT,

BUT RATHER AN INFORMATION STATEMENT TO INFORM YOU IN REGARDS

TO THE PROPOSED AMENDMENTS TO OUR ARTICLES OF INCORPORATION.

Reasons for Proposed Amendments to Articles

Change of Corporate Name – Since we have recently decided to engage in the business of generating electricity from wind power as our principal endeavor, our current corporate name of Dotronix provides no relationship either specifically to wind energy or generally to alternative energy sources. Accordingly, our Board of Directors has chosen and approved the name “Windenergy America Inc.” as suitable for our new principal business and also to reflect our intended purpose to acquire and develop wind energy assets to generate electricity for sale to utilities or other third parties.

We are also pleased to inform you that we have recently acquired the internet website address of www.windenergyamerica.com for our upcoming corporate website development.

Increase of Common Shares – As of the February 19, 2007 record date, we have 9,859,777 outstanding common shares, and our current Articles of Incorporation only authorize a total of 12,000,000 common shares. Our Board of Directors has decided that we need the proposed increase to 50,000,000 common shares for future business flexibility, including essential future financing activities, without the requirement of further shareholder action. Potential uses of additional authorized common shares may include public or private offerings, reserved shares for convertible securities and stock options or warrants, or acquisition transactions. We will have the flexibility of issuing additional common shares when needed without the considerable expense and delay of seeking shareholder approval.

The adoption of this amendment to our Articles of Incorporation will not of itself without further action of our directors cause any changes in our current capital accounts or outstanding common stock.

Addition of Preferred Stock – Our Board of Directors has recommended and proposed adding 10,000,000 shares of authorized preferred stock to our capital structure. Our directors will have the discretion to fix and determine all classes or series of preferred stock, including their designations, preferences, voting rights, dividends, and other terms, and their variations from time to time. We have proposed the creation of this preferred stock in order to enhance our flexibility to attract future financing to develop our business and to improve our ability to acquire future wind energy assets.

Effect of Changes to Our Authorized Capital Stock

The proposed increase in our authorized common stock and the addition of preferred stock will not have any immediate effect on the rights of existing stockholders. In the future, however, our Board of Directors in their sole discretion will have without further shareholder approval the right to issue all increased authorized common and preferred stock, and to determine and fix all terms, conditions and provisions of any issuances of preferred stock. To the extent that additional authorized common or preferred shares are issued in the future, they will decrease the percentage equity ownership of existing shareholders. Moreover, depending on the price at which they are issued, such additional issuances of shares could be dilutive to existing shareholders.

The proposed increases in our capital stock structure and the subsequent issuance of such shares also could have the effect of delaying or preventing a change in control of our company without involvement of our shareholders. For example, these additional authorized shares could be used to dilute the stock ownership or voting rights of a person seeking to gain control of our company.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

As of the record date, February 19, 2007, we had a total of 9,859,777 shares of common stock outstanding. The following table sets forth as of this record date certain information with respect to the beneficial ownership of our common stock by each shareholder known by us to be the beneficial owner of more than 5% of our common stock, as well as by each of our current directors and officers. Each person has sole voting and investment power with respect to their shares of common stock. Beneficial ownership has been determined in accordance with the rules of the SEC.

Name and Address of Beneficial Owner	Number of Shares Owned	Percentage Owned
Terry L. Myhre 1401 W. 76th Street Richfield, MN 55423	864,913	8.8%
Russell W. Mitchell 1326 Schofield Avenue Schofield, WI 54476	246,061	2.5%
James W. Higgins 1326 Schofield Avenue Schofield, WI 54476	246,060	2.5%
All Officers and Directors as a Group	492,121	5.0%

All of our principal shareholders, officers and directors have informed us they intend to vote for approval of the proposed amendments to our Articles of Incorporation described in this Information Statement.

Additional Information

For more detailed information on our corporation, including financial statements, please refer to our Form 10-KSB annual report, our 10-QSB quarterly reports, and any current Form 8-K reports which have been made with the SEC from time to time. These reports may be accessed from the SEC’s EDGAR filing database at www.sec.gov or by requesting a copy from our Secretary at (715) 359-6373.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Dotronix, Inc. has duly caused this document to be signed by the undersigned hereunto authorized.

Dated: February 21, 2007

DOTRONIX, INC.

By	/s/ Russell Mitchell
Russell Mitchell, CEO